Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of DynaVox Systems Holdings LLC and subsidiaries dated September 21, 2009 (January 4, 2010 as to the acquisition described in Note 16), appearing in Amendment No. 4 to Registration Statement No. 333-164217 of DynaVox Inc.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

April 21, 2010